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                                                                      EXHIBIT 14



SunAmerica Inc. (a Maryland corporation) owns 100% of SunAmerica Financial, Inc. (a Georgia corporation); Resources Trust Company (a Colorado corporation, which owns 100% of Resources Consolidated Inc. (a Colorado corporation); SunAmerica Life Insurance Company (an Arizona corporation); Imperial Premium Finance, Inc. (a Delaware corporation); SA Investment Group, Inc. (a California corporation); SunAmerica Capital Trust I (a Delaware business trust); SunAmerica Capital Trust II (a Delaware business trust); SunAmerica Capital Trust III (a Delaware business trust); SunAmerica Capital Trust IV (a Delaware business trust); SunAmerica Capital Trust V (a Delaware business trust); SunAmerica Capital Trust VI (a Delaware business trust); SunAmerica Affordable Housing Finance Corp. (a Delaware corporation); Stanford Ranch, Inc. (a Delaware corporation) which owns 100% of Stanford Ranch, Inc. (a Califoria corporation); Arrowhead SAHP Corp. (a New Mexico corporation); Bear Run SAHP Corp. (a Delaware corporation); Chelsea SAHP Corp. (a Florida corporation); Tierra Vista SAHP Corp. (a Florida corporation); Westwood SAHP Corp. (a New Mexico corporation); Bryton SAHP Corp. (a Delaware close corporation); Crossings SAHP Corp. (a Delaware close corporation); Emerald SAHP Corp. (a Delaware close corporation); Forest SAHP Corp. (a Delaware close corporation); Pleasant SAHP Corp. (a Delaware close corporation); Westlake SAHP Corp. (a Delaware close corporation); Williamsburg SAHP Corp. (a Delaware close corporation); and Willow SAHP Corp. (a Delaware close corporation). In addition, SunAmerica Inc. owns 80% of AMSUN Realty Holdings (a California corporation); and 33% of New California Life Holdings, Inc. (a Delaware corporation) which owns 100% of Aurora National Life Assurance Company (a California corporation).

SunAmerica Financial, Inc. owns 100% of SunAmerica Marketing, Inc. (a Maryland corporation); SunAmerica Advertising, Inc. (a Georgia corporation); SunAmerica Investments, Inc. (a Delaware corporation) which owns 100% of Accelerated Capital Corp. (a Florida corporation); 1401 Sepulveda Corp. (a California corporation); SunAmerica Louisiana Properties, Inc. (a California corporation); SunAmerica Real Estate and Office Administration, Inc. (a Delaware corporation); SunAmerica Affordable Housing Partners, Inc. (a California corporation); Hampden I & II Corp. (a California corporation); Sunport Holdings, Inc. (a California corporation) which owns 100% of Sunport Property Co. (a Florida corporation); SunAmerica Mortgages, Inc. (a Delaware corporation); Sun Princeton II, Inc. (a California corporation) which owns 100% of Sun Princeton I (a California corporation); Advantage Capital Corporation (a New York corporation); SunAmerica Planning, Inc. (a Maryland corporation which owns 100% of SunAmerica Securities, Inc. (a Delaware corporation) and 100% of Anchor Insurance Services, Inc. (a Hawaii corporation) which owns 50% of Royal Alliance Associates Inc. (a Delaware corporation); SunAmerica Insurance Company (Cayman), Ltd. (a Cayman Islands corporation); Sun Mexico Holdings, Inc. (a Delaware corporation) which owns 100% of Sun Cancun I, Inc. (a Delaware corporation), Sun Cancun II, Inc. (a Delaware corporation), Sun Ixtapa I, Inc. (a Delaware corporation) and Sun Ixtapa II, Inc. (a Delaware corporation); Sun Hechs, Inc. (a California corporation); and SunAmerica Travel Services, Inc. (a California corporation); SAI Investment Adviser, Inc. (a Delaware corporation); Sun GP Corp. (a California corporation); The Financial Group, Inc. (a Georgia Corporation) which owns 100% of Keogler, Morgan Co., Keogler Investment Advisory, Inc., and Keogler, Morgan investment Inc. (all Georgia Corporations); Sun CRC, Inc. (a California corporation); Sun-Dollar, Inc. (a California close corporation); and 70% of Home Systems Partners (a California limited partnership) which owns 100% of Extraneous Holdings Corp. (a Delaware corporation).

SunAmerica Life Insurance Company owns 100% of First SunAmerica Life Insurance Company (a New York corporation); SunAmerica National Life Insurance Company (an Arizona corporation); John Alden Life Insurance Company of New York (a New York corporation); CalAmerica Life Insurance Company (a California corporation); Anchor National Life Insurance Company (a California corporation) which owns 100% of Anchor Pathway Fund, Anchor Series Trust, SunAmerica Series Trust, and Seasons Series Trust, (all Massachusetts business trusts); UG Corporation (a Georgia corporation); Export Leasing FSC, Inc. (a U.S. Virgin Islands corporation); SunAmerica Virginia Properties, Inc. (a California corporation); SAL Investment Group (a California corporation); and Saamsun Holding Corporation (a Delaware corporation) which owns 100% of SAM Holdings Corporation (a California corporation) which owns 100% of SunAmerica Asset Management Corp. (a Delaware corporation), SunAmerica Capital Services, Inc. (a Delaware corporation), SunAmerica Fund Services, Inc. (a Delaware





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corporation), ANF Property Holdings, Inc. (a California corporation), Capitol
Life Mortgage Corp. (a Delaware corporation) and Sun Royal Holdings Corporation (a California corporation) which owns 50% of Royal Alliance Associates, Inc. In addition, SunAmerica Life Insurance Company owns 80% of SunAmerica Realty Partners (a California corporation) and 33% of New California Life Holdings, Inc. (a Delaware corporation) which owns 100% of Aurora National Life Assurance Company (a California corporation; and 88.75% of Sun Quorum L.L.C. (a Delaware limited liability company).

Imperial Premium Finance, Inc. (Delaware) owns 100% of Imperial
Premium Finance, Inc. (a California corporation); Imperial
Premium Funding, Inc. (a Delaware corporation); and SunAmerica
Financial Resources, Inc. (a Delaware corporation).

Updated As of 10/21/97